Exhibit 10.8

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

Issued: November 6, 2020

WARRANT TO PURCHASE SHARES
of
ARCHER AVIATION INC.

THIS CERTIFIES THAT, for value received, FCA US LLC, a Delaware limited liability company, or its registered assigns (the “Holder”), is entitled, subject to the terms and conditions set forth herein, to purchase from ARCHER AVIATION INC., a Delaware corporation (the “Company”), Shares (as defined below), in the amounts, at such times and at the price per share set forth herein. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

1.                  Purchase of Shares. Subject to the terms and conditions herein, the Holder is entitled, upon surrender of this Warrant to the Company, to purchase from the Company up to 1,660,302 shares of the Company’s common stock (“Common Stock”) (as adjusted pursuant to Section 7 hereof, the “Shares”).

2.                  Exercise Price and Exercise Period.

2.1              Exercise Price. The exercise price for the Shares shall be $0.01 per Share (the “Exercise Price”), subject to adjustment under Section 7 hereof.

2.2              Exercisability; Vesting of Shares. This Warrant shall vest and become exercisable upon completion of the milestones and/or events set out in Exhibit B hereto.

2.3              Expiration Date. This Warrant shall be exercisable, in whole or in part, but solely with respect to the Shares which have vested in accordance with Section 2.2, at any time and from time to time on or before the earliest of immediately prior to the closing of (subject to Section 4 hereof) (i) a Liquidation Event or (ii) 5:00 p.m. Eastern time on the 5th anniversary of the date hereof (the “Expiration Date”).

2.4              Definitions. As used herein:

“Affiliate” shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the entity specified.

“Collaboration Agreement” means that certain Collaboration Agreement by and between the Company and Holder, dated as of November 6, 2020 (the “Collaboration Agreement”).

“Liquidation Event” means (i) a merger, consolidation or recapitalization of the Company or a subsidiary of the Company in which the Company issues or exchanges shares of its capital stock pursuant to such merger or consolidation (excluding a transaction effected solely for purposes of changing the Company’s jurisdiction of incorporation), other than a merger or consolidation in which the holders of the voting securities of the Company outstanding immediately prior to such transaction retain, following such transaction, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving entity (or if the Company or such surviving entity is a subsidiary immediately following such transaction, its parent), (ii) an acquisition of the outstanding voting securities of the Company, in a single transaction or series of related transactions, other than an acquisition in which the holders of the voting securities of the Company outstanding immediately prior to such transaction retain, following such transaction, at least a majority of the total voting power represented by the outstanding voting securities of the Company, (iii) the sale, lease, transfer, license or other disposition of all or substantially all of the assets, business, technology or intellectual property of the Company, in a single transaction or series of related transactions, or (iv) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

3.                  Method of Exercise.

(a)               Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier’s or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

(b)               Net Issue Exercise. In lieu of exercising this Warrant, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of Shares computed using the following formula:

X=	Y(A-B)
A

Where: X = the number of the Shares to be issued to the Holder.

Y = the number of the Shares purchasable under this Warrant.

A = the fair market value of one Share on the date of determination.

B = the per share Exercise Price (as adjusted to the date of such calculation).

(c)               Automatic Cashless Exercise. To the extent that there has not been an exercise by the Holder pursuant to Section 3(a) or 3(b) hereof, any portion of the Warrant that remains vested and exercisable but unexercised shall be exercised automatically to the extent vested and exercisable, upon the Expiration Date (including a Liquidation Event) pursuant to the mechanics described in Section 3(b).

(d)               Fair Market Value. For purposes of this Section 3(b), the per share fair market value of the Shares shall mean: (i) If the Common Stock is publicly traded, the per share fair market value of the Shares shall be the average of the closing prices of the Common Stock on the principal exchange on which the Common Stock is listed or if the Common Stock is not so listed, as quoted on the Over-the-Counter Bulletin Board, in each case for the fifteen trading days ending five trading days prior to the date of determination of fair market value; (ii) if the Common Stock is not so publicly traded, the per share fair market value of the Shares shall be such fair market value as is determined in good faith by the Board of Directors of the Company after taking into consideration factors it deems appropriate, including, without limitation, recent valuations undertaken by the Company, recent bona fide offers to acquire the Company or make a substantial equity investment and/or sale and offer prices of the capital stock of the Company in private transactions negotiated at arm’s length.

4.                  Treatment of Warrant Upon a Liquidation Event. In the event that, prior to the expiration of this Warrant, the Company anticipates a Liquidation Event, the Company shall notify the Holder in writing at least five business days prior to the anticipated Liquidation Event (and such notice shall include the purchase price and amounts distributable to holders of Shares).

5.                  Certificates for Shares. As soon as practicable upon the exercise of this Warrant, the Company shall issue the Holder a certificate for the number of Shares so purchased and, if such exercise is in part, a new warrant (dated the date hereof) of like tenor representing the remaining number of Shares purchasable under this Warrant.

6.                  Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

7.                  Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows (but not so as to result in any double adjustment and only as to preserve relative present value):

7.1              Merger, Consolidation or Sale of Assets. If at any time there shall be a merger or a consolidation of the Company with or into another entity when the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company in one or a series of related transactions, then, as part of such merger, consolidation or sale of assets, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor entity resulting from such merger, consolidation or sale, to which the Holder as the holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled in such merger, consolidation or sale if this Warrant had been exercised immediately before such merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the merger, consolidation or sale. This provision shall apply to successive mergers or consolidations.

7.2              Reclassification, Recapitalization, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change (and the term “Common Stock” as used in this Section 7 shall thereafter refer to such other type or class of securities, as applicable).

7.3              Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

7.4              Common Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired pays a dividend with respect to Common Stock payable in shares of Common Stock, or make any other distribution with respect to Common Stock payable in shares of Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

7.5              Other Dividends. In case the Company at any time pays a dividend or makes a distribution on its Common Stock (other than a dividend or distribution in shares of Common Stock), the Holder shall have the right thereafter to receive upon the exercise of this Warrant, in addition to the shares of Common Stock deliverable upon such exercise, the cash or kind and amount of other securities and property which the Holder would have been entitled to receive if the Holder had exercised this Warrant immediately prior to the record date for the determination of stockholders entitled to receive such dividend or distribution. The amount of any such other securities and property which the Holder shall thereafter be entitled to receive upon the exercise of this Warrant shall be subject to adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to those contained herein with respect to the Common Stock of the Company. The provisions of this Section 7.5 shall similarly apply to successive dividends or distributions of the character specified above.

7.6              Adjustment of Number of Shares. Whenever an adjustment is made in the Exercise Price pursuant to any of Section 7.1 through 7.5, the total number of shares of Common Stock acquired upon exercise of this Warrant shall also be adjusted, to the nearest whole Share, to the product obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

7.7              Notice of Adjustments; Other Notices. Whenever the Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to any provision of this Section 7, the Company shall issue and provide to the Holder, subject to the following sentence, prior written notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares of Common Stock purchasable hereunder after giving effect to such adjustment. In addition, so long as this Warrant shall be outstanding, (i) if the Company shall declare any dividend or make any distribution upon the Common Stock or (ii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another entity, sale, lease or transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, where such aforementioned events are not within the Liquidation Event, then in each such case, the Company shall cause to be mailed to the Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend or distribution, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

8.                  Reservation of Stock. The Company agrees during the term the rights under this Warrant are exercisable to reserve and keep available from its authorized and unissued shares of Common Stock for the purpose of effecting the delivery upon exercise of this Warrant such number of validly issued, fully paid and nonassessable shares of Common Stock as shall from time to time be deliverable upon the exercise of this Warrant.

9.                  No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

10.              Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:

(a)               The execution and delivery of this Warrant have been duly and properly authorized by all requisite corporate action of the Company, and no consent of any other person is required as a prerequisite to the validity and enforceability of this Warrant that has not been obtained. The Company has the full legal right, power and authority to execute and deliver this Warrant and to perform its obligations hereunder.

(b)               The Company is not a party to or otherwise subject to any contract or agreement that restricts or otherwise affects its right to execute and deliver this Warrant or to perform its obligations hereunder (including the issuance of Shares), except where all necessary consents or waivers have been obtained. Neither the execution, delivery nor performance of this Warrant (including the issuance of Shares) will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in any violation of, result in the creation of any lien upon any properties of the Company under, require any consent, approval or other action by or notice to or filing with any court or governmental body pursuant to, the Company’s certificate of incorporation or bylaws, any award of any arbitrator or any agreement, instrument or law to which the Company is subject or by which it is bound.

(c)               The issuance of this Warrant is, and assuming the continuing accuracy of the Holder’s representations and warranties herein and no change in applicable law, the issuance of the Shares upon exercise of this Warrant will be, exempt from registration and qualification under applicable federal and state securities laws.

11.              Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a)               This Warrant and the Shares issuable upon exercise hereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering within the meaning of the Act.

(b)               The Holder understands that this Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(a)(2) thereof, and that the Holder bears the economic risk of such investment, unless a subsequent disposition thereof is registered under the Act or is exempt from or not subject to such registration.

(c)               The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of this Warrant and the Shares purchasable pursuant to the terms of this Warrant.

(d)               The Holder is able to bear the economic risk of the purchase of the Shares.

12.              Restrictive Legend. The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

13.              Warrants Nontransferable. This Warrant is nontransferable, except for transfers by a Holder (i) that is a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) that is a corporation transferring to a wholly-owned subsidiary or parent corporation that owns all of the capital stock of the Holder, (iii) that is a limited liability company transferring to its members or former members in accordance with their interests in the limited liability company, (iv) that is an individual transferring to a family member or trust for the benefit of the Holder, (v) to an Affiliate of such Holder or member of the Holder Group, and (vi) to any successor to all or substantially all of the Holder’s business, whether by sale of stock, or assets, merger, consolidation or otherwise.

14.              Notices. All notices hereunder shall be effective when given, and shall be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile or email transmission, if delivered by facsimile or email transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at FCA US LLC, 1000 Chrysler Drive, CIMS 485-14-96, Auburn Hills, MI 48326 marked “Attention: Assistant General Counsel – Corporate Affairs”, and (ii) if to the Company, at Archer Aviation Inc., 140 S. Whisman Rd, Suite D, Mountain View, CA, 94041 marked “Attention: President”, or at such other address as the Holder or the Company (as applicable) shall have furnished in writing.

15.              “Market Stand-Off” Agreement. The Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by the Holder (other than those included in the registration) during a period or up to one hundred eighty (180) days following the effective date of the registration statement for the Company’s underwritten initial public offering filed under the Act or such shorter period to which the Company or any officer, director or shareholder of the Company is subject under the terms and conditions of such underwritten initial public offering (it being understood that if such shorter period applies to only a portion of the shares held by such officer, director or shareholder, such shorter period shall be applied to the same proportion of the Holder’s Common Stock). The Company may impose stop-transfer with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. The Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section.

16.              Governing Law. This Warrant shall be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions of any jurisdiction. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT IS HEREBY WAIVED.

17.              Amendments and Waivers. No modification of or amendment to this Warrant, nor any waiver of any rights under this Warrant, will be effective unless in a writing signed by both parties. Waiver by the Holder of a breach of any provision of this Warrant will not operate as a waiver of any other or subsequent breach.

18.              No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Warrant against impairment.

19.              Counterparts. The Warrant may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimile copies or pdf copies of signature pages shall be binding originals.

[Signature page follows]

The Company has caused this Warrant to be issued as of the date first written above.

ARCHER AVIATION INC.

By:	/s/ Brett Adcock
	Name:	Brett Adcock
	Title:	President

ACKNOWLEDGED AND AGREED
(and the Holder hereby makes the representations and warranties by Holder set forth above):

HOLDER:

FCA US LLC

By:	Doug Ostermann
Name: Doug Ostermann
Title: Global Head of Business Development

EXHIBIT A

NOTICE OF EXERCISE

TO:	Archer Aviation Inc. 140 S. Whisman Rd, Suite D, Mountain View, CA, 94041

1.       The undersigned hereby elects to purchase _____________ shares of Archer Aviation Inc. pursuant to the terms of the attached Warrant.

2.       Method of Exercise (Please initial the applicable blank):

____ The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith or by concurrent wire transfer payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

____ The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 3(b) of the Warrant.

3.       Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.       The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in the attached Warrant are true and correct as of the date hereof.

(Signature)

(Name)

(Date)	(Title)

EXHIBIT B

Vesting Terms

This Warrant will become exercisable, earned, and vested (i) with respect to the below indicated percentages upon completion pursuant to the Collaboration Agreement of the corresponding collaboration projects described below, (ii) with respect to 100% upon the termination of the Collaboration Agreement by FCA pursuant to Section 15.01 and 15.02 of the Collaboration Agreement, and (iii) with respect to 100% upon a Liquidation Event if the Collaboration Agreement remains in effect immediately prior to such Liquidation Event:

Project	Title	%
I	Evaluation of High-Volume Composite Manufacturing Processes for AAI Applications	7%
II	High-Volume Composite Material Properties Testing	25%
III	Prototype Composite Part Development	15%
IV	Evaluation of FCA Battery Applications for AAI Applications	7%
V	FCA Supply Chain access for Prototype Battery Development	20%
VI	NVH Assessment of the AAI 2-Passenger Demonstrator Aircraft	6%
VII	NVH Design Support for the AAI Product Aircraft	20%